EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


(In thousands except                                          Three Months Ended
per share amounts)                                          March 31,  March 31,
                                                               1995       1994
                                                             -------     -------
PRIMARY

     Average shares outstanding ........................      10,393      10,310

     Net effect of dilutive stock options--
         based on the treasury stock method
         using average market price ....................         396         256
                                                             -------     -------

                                    TOTAL ..............      10,789      10,566
                                                             =======     =======

Net income .............................................     $ 1,759     $ 1,167
                                                             =======     =======

Per share amount .......................................     $   .16     $   .11
                                                             =======     =======

FULLY DILUTED

     Average shares outstanding ........................      10,393      10,310

     Net effect of dilutive  stock  options-based
         on the treasury  stock method
         using the quarter-end market price,
         if higher than the average market price .......         467        256
                                                             -------     -------

                                    TOTAL ..............      10,860      10,566
                                                             =======     =======

Net income .............................................     $ 1,759     $ 1,167
                                                             =======     =======

Per share amount .......................................     $   .16     $   .11
                                                             =======     =======


Note: The financial information for the first quarter of 1994 has been restated to reflect the pooling of interests with Southwest Telephone Systems, Inc.